Exhibit 99.2

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contacts: Andrew Wamser (954) 769-7023 wamsera@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation to Acquire 12 Stores with 31 Franchises Representing Approximately $800 Million in Annual Revenue

•	Acquisition of Chrysler, Dodge, Jeep, Ram, Chevrolet, Hyundai, Mercedes-Benz and Sprinter franchises throughout the state of Texas

•	Acquisitions announced since the beginning of 2015 represent approximately $1.7 billion in annual revenue

FORT LAUDERDALE, Fla., October 28, 2015 - AutoNation, Inc. (NYSE: AN), America's largest automotive retailer, today announced that it has signed an agreement to acquire 12 stores, including 31 franchises, in the Houston, Dallas-Fort Worth, Corpus Christi, Tyler, Ennis and Waco, Texas markets from Allen Samuels Auto Group, representing approximately $800 million in annual revenue and 19,500 retail new and used vehicle unit sales. For AutoNation, Texas will represent approximately 25% of total revenue, with 53 stores, 82 franchises and 5,300 associates once the acquisition is completed.
The franchises to be acquired include Chrysler, Dodge, Jeep, Ram, Chevrolet, Hyundai, Mercedes-Benz and Sprinter. This transaction is subject to customary terms and conditions, including manufacturer approval, and is expected to close in the first quarter of 2016.
Mike Jackson, AutoNation’s Chairman, Chief Executive Officer and President, stated, “We are pleased to have the opportunity to add 12 stores throughout the state of Texas. This acquisition will enhance our brand mix in the state of Texas. We also look forward to welcoming Allen Samuels’ customers and 1,000 associates to the AutoNation family.”
In September 2015, AutoNation completed the previously announced acquisition of a Mercedes-Benz store, an Audi store, and a Subaru and Volkswagen store from Valley Motors Auto Group in the Baltimore, Maryland market. The previously-announced acquisition of 13 stores from Carl Gregory Enterprises is expected to close in the fourth quarter of 2015. Since the beginning of 2015, AutoNation has announced acquisitions with approximately $1.7 billion in annual revenue. Once the Allen Samuels and Carl Gregory acquisitions are completed, AutoNation’s total store count will be 265 and total franchise count will be 372.
Stephens Inc. is serving as financial advisor to Allen Samuels Auto Group.

About AutoNation, Inc.
AutoNation is transforming the automotive retail industry through bold leadership. We deliver a peerless automotive retail experience through our customer-focused sales and service processes. Currently owning and operating 307 new vehicle franchises, which sell 35 new vehicle brands across 15 states, AutoNation is America’s largest automotive retailer, with state-of-the-art operations and the ability to leverage economies of scale that benefit the customer. As an indication of our leadership position in our industry, AutoNation is a component of the S&P 500 Index.

Please visit investors.autonation.com, www.autonation.com, www.autonationdrive.com, www.twitter.com/autonation, www.twitter.com/CEOMikeJackson, www.facebook.com/autonation, and www.facebook.com/CEOMikeJackson, where AutoNation discloses additional information about the Company, its business, and its results of operations.
Note: Franchise counts include Ram franchises, which were not counted as separate franchises in prior news releases.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our expectations for pending acquisitions, as well as statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; our ability to obtain manufacturer approval for pending acquisitions; economic conditions, including conditions in the credit markets and changes in interest rates; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; our ability to identify open safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.